EXHIBIT 99.1

FOR IMMEDIATE RELEASE

GENERAL FINANCE CORPORATION TO ANNOUNCE SECOND QUARTER FISCAL YEAR 2014 FINANCIAL RESULTS ON FEBRUARY 10, 2014

PASADENA, CA – January 23, 2014– General Finance Corporation (NASDAQ: GFN), the parent company of businesses in the mobile storage, modular space and liquid containment industries (the “Company”), will announce its financial results for the second quarter ended December 31, 2013 of fiscal year 2014 before the U.S. market opens on Monday, February 10, 2014.

Management will host a conference call the same day at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 42980377. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 24, 2014 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 42980377.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is the parent company of businesses in the mobile storage, modular space and liquid containment (“portable services”) industries.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s principal operating subsidiaries are majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in the Asia-Pacific regions of Australia and New Zealand, wholly-owned Pac-Van, Inc. (www.pacvan.com), a prominent regional provider of portable storage, office and liquid storage tank containers, mobile offices and modular buildings in North America, and 90%-owned Southern Frac, LLC (www.southernfrac.com), a domestic manufacturer of portable liquid storage tank containers.  Royal Wolf’s shares trade on the Australian Securities Exchange under the symbol RWH.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-622-8223